Exhibit 10.23

SETTLEMENT AND RELEASE AGREEMENT

This Settlement and Release Agreement (the “Agreement”) is made as of the 15th day of August, 2016 (the “Effective Date”), regardless of when it is executed, by and among SCS Corporation Ltd. (“SCS”), Tullow Guinea Ltd. (“Tullow”) and Dana Petroleum (E&P) Limited (“Dana”). SCS, Tullow and Dana are sometimes collectively referred to herein as the “Parties,” or individually as a “Party”.

WHEREAS the Republic of Guinea and SCS entered into a Hydrocarbon Production Sharing Contract dated September 2006 (“PSC”).

WHEREAS in January 2010, SCS assigned a 23% participating interest in the PSC to Dana.

WHEREAS on January 28, 2010, SCS and Dana entered into an Operating Agreement (“JOA”) for the exploration for oil offshore the Republic of Guinea.

WHEREAS in November 2012, SCS and Tullow entered into a Purchase and Sale Agreement, whereby SCS, as Farmor, assigned and transferred to Tullow, as Farmee, an undivided forty percent (40%) Participating Interest in the PSC, “subject to the JOA, the PSC and the Material Contracts of all Encumbrances.”

WHEREAS thereafter Tullow was appointed Operator under the JOA.

WHEREAS a dispute arose among the Parties regarding the drilling of a well commonly known as the Fatala (“Fatala”).

WHEREAS on January 8, 2016, SCS filed Cause No: 4;16-cv-0076, styled SCS Corporation Ltd. v. Tullow Guinea Ltd. and Dana Petroleum (E&P) Ltd., in the United States District Court for the Southern District of Texas (the “First Lawsuit”). In the First Lawsuit SCS sought against Tullow an injunction for specific performance of the JOA and declarations that:

i.              Tullow is in breach of its obligations under the JOA;

ii.             Tullow is required to carry out the work program and budget approved by the Operating Committee and to do so in a time frame consistent with the obligations imposed by the JOA;

iii.            Tullow cannot refuse to perform its obligations due to the potential nonpayment by Dana; and

iv.            Tullow’s actions are taken in bad faith and are a breach of its duties of good faith and fair dealing towards its partners in a joint operating agreement under Texas common law and the Texas Business and Commerce Code, and against Dana sought an injunction for specific performance of the JOA and declarations that:

i.              Dana must pay its share of costs for the work program and budget allocated to the drilling of the Fatala well before September 2016;

ii.             Dana is not entitled to seek additional title assurances from the Guinea government as a precondition to its payment obligations;

iii.            If Dana refuses to pay, Tullow, and SCS to the extent SCS has paid any part of Dana’s share of well costs, is entitled to pursue collection actions against it pursuant to JOA Article 8; and

iv.            Dana’s actions are taken in bad faith and are a breach of its duties of good faith and fair dealing towards its partners in a joint operating agreement under Texas common law and the Texas Business and Commerce Code.

WHEREAS on January 8, 2016, SCS filed an arbitration before the American Arbitration Association, Case No: 01-16-0000-0679, styled SCS Corporation Ltd v. Tullow Guinea Ltd. and Dana Petroleum (E&P) Ltd. (the “Arbitration”) against Tullow and Dana seeking actual and punitive damages for breach of contract and breach of the duty of good faith and fair dealing, an injunction for specific performance of the JOA and declarations with respect to Tullow that:

i.              Tullow is in breach of its obligations under the JOA;

ii.             Tullow is required to carry out the work program and budget approved by the Operating Committee and do so in a time frame consistent with the obligations imposed by the JOA;

iii.            Tullow cannot refuse to perform its obligations due to the potential nonpayment by Dana; and

iv.            Tullow’s actions are taken in bad faith and are a breach of its duties of good faith and fair dealing towards its partners in a joint operating agreement under Texas common law and the Texas Business and Commerce Code, and declarations with respect to Dana that:

i.              Dana must pay its share of costs for the work program and budget allocated to the drilling of the Fatala well before September 2016;

ii.             Dana is not entitled to seek additional title assurances from the Guinea government as a precondition to its payment obligations;

iii.            If Dana refuses to pay, Tullow, and SCS to the extent SCS has paid any part of Dana’s share of well costs, is entitled to pursue collection actions against it pursuant to JOA Article 8; and

iv.            Dana’s actions are taken in bad faith and are a breach of its duties of good faith and fair dealing towards its partners in a joint operating agreement under Texas common law and the Texas Business and Commerce Code.

WHEREAS on January 27, 2016, Tullow filed in the First Lawsuit a Motion to Dismiss for Insufficient Service, a Motion to Dismiss for Lack of Subject Matter Jurisdiction pursuant to Rule 12 (b)(1), and a Motion to Dismiss for Lack of Personal Jurisdiction pursuant to Rule 12(b)(2) and a Motion to Dismiss for Insufficient Service pursuant to Rule 12(b)(5). Dana filed a Motion to Dismiss pursuant to Rule 12(b)(1), for lack of subject-matter jurisdiction; Rule 12(b)(3) and 12(b)(6), for improper venue and for failure to state a claim; and Rule 12(b)(5), for insufficient service of process.

WHEREAS on January 28, 2016, SCS filed its Notice of Nonsuit without Prejudice dismissing the claims asserted against Tullow and Dana in the First Lawsuit without prejudice.

WHEREAS on January 28, 2016, SCS filed Cause No: 2016-05556, styled SCS Corporation Ltd. v. Tullow Guinea Ltd. and Dana Petroleum (E&P) Ltd. in the District Court of Harris County, Texas, 190th Judicial District (the “Second Lawsuit”). In the Second Lawsuit, SCS sought against Tullow an injunction for specific performance of the JOA and declarations that:

i.              Tullow is in breach of its obligations under the JOA;

ii.             Tullow is required to carry out the work program and budget approved by the Operating Committee and do so in a time frame consistent with the obligations imposed by the JOA;

iii.            Tullow cannot refuse to perform its obligations due to the potential non-payment by Dana; and

iv.            Tullow’s actions are taken in bad faith and are a breach of its duties of good faith and fair dealing towards its partners in a joint operating agreement under Texas common law and the Texas Business and Commerce Code, and against Dana an injunction for specific performance of the JOA and declarations that:

i.              Dana must pay its share of costs for the work program and budget allocated to the drilling of the Fatala well before September 2016;

ii.             Dana is not entitled to seek additional title assurances from the Guinea government as a precondition to its payment obligations;

iii.            If Dana refuses to pay, Tullow, and SCS to the extent SCS has paid any part of Dana’s share of well costs, is entitled to pursue collection actions against it pursuant to JOA Article 8; and

iv.            Dana’s actions are taken in bad faith and are a breach of its duties of good faith and fair dealing towards its partners in a joint operating agreement under Texas common law and the Texas Business and Commerce Code.

WHEREAS on February 2, 2016, SCS requested the appointment of an Emergency Arbitrator in the Arbitration and Tullow and Dana contested the tribunal’s jurisdiction in the Arbitration.

WHEREAS on February 4, 2016, an Emergency Arbitrator was appointed.

WHEREAS on February 8, 2016, Tullow removed the Second Lawsuit to the United States District Court for the Southern District of Texas, Houston Division, Cause No: 4:16-cv-00330, SCS Corporation Ltd. v. Tullow Guinea Ltd. and Dana Petroleum (E&P) Ltd. and subsequently filed a Motion to Dismiss for Lack of Personal Jurisdiction pursuant to Rule 12 (b)(2), a Motion to Dismiss for Insufficient Service pursuant to Rule 12(b)(5), a Motion to Dismiss for Failure to State a Claim pursuant to Rule 12(b)(6) and a Motion to Compel Arbitration.

WHEREAS on February 10, 2016, an Emergency Arbitrator found he had jurisdiction and entered a temporary order enjoining SCS from seeking or pursuing district court—ordered discovery or other interim measures.

WHEREAS on February 11, 2016, Dana filed a Motion to Dismiss pursuant to Rules 12(b)(3) and 12(b)(6) for improper venue and failure to state a claim, and Rule 12(b)(5) for insufficient service and filed its Consent to the Removal of the Second Lawsuit.

WHEREAS on February 15, 2016, the Emergency Arbitrator conducted a telephonic hearing on Claimant’s Request for Interim Measures.

WHEREAS on February 17, 2016, an Emergency Arbitrator issued an Order Granting in Part, and Denying in Part, SCS’s Request for Interim Measures.

WHEREAS Tullow and Dana contest the material factual allegations in the Arbitration, the First Lawsuit and the Second Lawsuit (the First Lawsuit and Second Lawsuit hereinafter collectively referred to as the “Lawsuit”).

WHEREAS, the Parties, without any admission of any fact asserted in the Arbitration and/or Lawsuit and without the admission of any liability of any kind, desire to settle with finality, compromise, dispose of and release all claims as between and among the Parties, including, but not limited to, claims asserted by SCS against Tullow and/or Dana arising out of or in any way related to the Arbitration and/or Lawsuit.

NOW, THEREFORE, in consideration of the promises, mutual releases and agreements, covenants, and provisions contained in this Agreement, the receipt, sufficiency, and adequacy of which are expressly acknowledged by the Parties’ signatures affixed below, it is hereby agreed by and between the Parties that any and all claims shall be settled and compromised upon the following terms and conditions.

ARTICLE I

SETTLEMENT

In consideration of the mutual promises and mutual releases in this Agreement, the Parties agree as follows:

1.1          Consideration. The Consideration for this Agreement is as follows:

(a)           Tullow shall:

i.              execute the Notice of Withdrawal, in the form attached as Exhibit “A”;

ii.             execute the Storage Agreement, in the form attached as Exhibit “B”; and

iii.            pay to SCS a total of USD$ 3,000,000.00 as follows:

the sum of USD$ 686,570.86 to SCS via the following wire instructions:

SCS Corp

Amegy Bank

Houston, TX

Acct. #0030341029

ABA/Routing #113011258

and the sum of USD$2,313,429.14 to Dana in full and final settlement of SCS’ payment to Dana in 1.1(c)(iii) and 1.1(c)(iv) below via the following wire instructions:

Dana Petroleum (E&P) Limited

Bank of America N.A.

2 King Edward Street,

London, EC1A 1HQ

Branch Code 6008

Account Number 49438030

Swift Code BOFAGB22

IBAN GB61 BOFA 1650 5049 4380 30

((a)(i),(ii),and (iii) above together (the “Tullow Consideration”)).

(b)           Dana shall:

i.              execute the Notice of Withdrawal, in the form attached as Exhibit “A” (the “Dana Consideration”).

(c)           SCS shall:

i.              execute the Notice of Withdrawal, in the form attached as Exhibit “A;”;

ii.             execute the Storage Agreement, in the form attached as Exhibit “B”

iii.            Upon receipt by SCS of invoices (redacted to protect attorney-client privilege) issued to Dana from its counsel, reimburse Dana for legal costs incurred in respect of the Lawsuit and the Arbitration in the amount of USD $313,429.14 in accordance with the payment instructions at 1.1(a)(iii) above;

iv.            pay to Dana the sum of US$2,000,000.00 as reimbursement of Dana’s past costs paid towards Joint Property (as such term is defined in the JOA) via the payment instruction at 1.1(a)(iii) above;

v.             pay to Dana a success fee (the “Success Fee”) calculated as follows:

X = USD $100,000.00 (Y x Z) where,

X represents the amount of the success payment expressed in United States dollars;

Y represents the Gross MMBO P1 reserves from the Fatala prospect on the date on which P1 reserves are first booked in respect of the Fatala prospect (the “Success Payment Trigger Date”) as certified by the independent resources and reserves auditor appointed by SCS for SEC reporting purposes (or if SCS ceases to be an SEC reporting issuer, by the independent reserves auditor to be appointed by SCS as though it were an SEC reporting issuer); and

Z represents the percentage, expressed as a decimal, that equates to SCS’ participating interest in the JOA or (if the JOA is terminated for any reason) in the PSC or any successor licence awarded over the Fatala prospect, at the time provided that such amount shall be at least equal to USD $50,000 per MMBO P1 reserves from the Fatala prospect calculated on a gross basis. Payment of the Success Fee shall be made within three (3) business days of the Success Payment Trigger Date. If the Success Fee is not paid within the specified time period, interest on such amount shall accrue to Dana at the rate of LIBOR + 3%.

vi.            within one (1) business day after execution of the Agreement, SCS shall take all necessary steps to file a Motion to Dismiss the Second Lawsuit with Prejudice, dismissing SCS’s claims against Tullow and Dana with prejudice; and

vii.           within one (1) business day after execution of the Agreement, SCS shall take all necessary steps to file a Notice of Dismissal of the Arbitration with Prejudice dismissing SCS’s claims against Tullow and Dana with prejudice.

((c)(i), (ii), (iii), (iv) (v) (vi) and (vii) above together (the “SCS Consideration”))

1.2          The Tullow Consideration, the Dana Consideration and the SCS Consideration are in full and complete consideration of the promises and agreements in this Agreement and the mutual releases in Article II.

ARTICLE II

RELEASES

In consideration of the Tullow Consideration, the Dana Consideration and the SCS Consideration, the mutual covenants of this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

2.1          Incorporation of Recitals. All of the facts set forth in the Recitals are true and correct and incorporated into this Agreement by reference.

2.2          Release of Claims. Except for the obligations contained in Article I of the Agreement, each Party (a “Releasing Party”), on behalf of itself and its parents, subsidiaries, directors, representatives, successors, assigns, agents, or employees, hereby fully, finally, completely and absolutely RELEASES, ACQUITS AND FOREVER DISCHARGES each of the other Parties (a “Released Party”) (including each of their affiliates and subsidiaries) and any and all related entities (collectively, the “Entities”), their parents, subsidiaries, directors, representatives, successors, assigns, agents, or employees of and from any and all past, present or future claims, demands, obligations, remedies, actions, causes of actions, choses in action, rights, debts, liabilities, contracts, damages, punitive damages, costs, expenses, losses, attorneys’ fees, costs of court, costs of arbitration, or compensation of any kind or nature whatsoever, whether known or unknown, direct or indirect, fixed or contingent, in law, by statute, by regulation, by court order, by arbitral tribunal order or in equity whether based in tort, contract, equity, or any other theory of recovery, that the Releasing Party and its parents, subsidiaries, directors, representatives, successors, assigns, agents, or employees, and all those at interest therewith, ever had, now has, or hereafter can, shall, or may have, that arise from or relate to the Arbitration, the Lawsuit, the JOA, the PSC, and/or any other agreements or understandings between/or among the Parties. Each Releasing Party hereby releases all claims including, but not limited to, causes of action for injunctive relief, specific performance, breach of contract, breach of the duty of good faith and fair dealing, declaratory relief, actual damages, punitive damages and any associated costs, attorneys’ fees, or interest, or any other claims asserted or available to it in the Arbitration and/or Lawsuit, or based on any pleadings filed in the Arbitration and/or Lawsuit.

2.3          Released Claims. The “Released Claims” are those claims released under Sections 2.2, above, but shall not include any claims based on any Party’s failure to comply with the terms of the Agreement.

2.4          Limitation on Releases. Notwithstanding the releases set forth in Section 2.2, above, nothing in this Agreement shall be read to prohibit or limit, in any way, any claims, demands, obligations, remedies, actions, causes of actions, choses in action, rights, debts, liabilities, contracts, damages, punitive damages, costs, expenses, losses, attorneys’ fees, costs of court, costs of arbitration, or compensation of any kind or nature whatsoever in relation to the Parties’ enforcement of this Agreement, the Notice of Withdrawal and the Storage Agreement.

ARTICLE III

ACKNOWLEDGMENTS, WARRANTIES AND REPRESENTATIONS

3.1          Assignment of Released Claims. Should it be determined by an arbitral tribunal and/or a court that any of the Released Claims are in fact not released by this Agreement, such claim is hereby assigned, transferred and conveyed to the Released Party.

3.2          Complete Bar and Defense. Except as limited by Section 2.4, the Parties agree that this Agreement may be pleaded as a complete bar and defense to any action or proceeding, past, present or future, which may be instituted or prosecuted by the Parties against one another, or any person claiming by, through or under one of the Parties (including any successor or assign of SCS) based upon any of the Released Claims, including those in connection with the Arbitration and/or Lawsuit.

3.3          Future Knowledge. The Parties acknowledge that they may hereafter discover facts different from, or in addition to, those that they now know or believe to be true with respect to the facts and circumstances giving rise to this Agreement. In that event, the Parties agree that this Agreement and the final, absolute and unconditional nature of the releases set forth in this Agreement shall be and remain effective and enforceable in all respects notwithstanding such different or additional facts, or the discovery thereof, regardless of when learned by any of the Parties.

3.4          Covenant Not to Sue. Except as provided for in Section 2.4 above, the Parties covenant and agree not to sue, prosecute or otherwise seek any relief, monetary or otherwise, from each other in any forum, whether state, federal, foreign, or arbitral, by motion or otherwise, on account of any claim or cause of action arising from or related directly to any Released Claims.

3.5          Ownership of Claims. By execution hereof, each Party represents, covenants, and warrants that it is the exclusive owner and holder of each and every Released Claim released herein, and that no Released Claim has previously been conveyed, assigned, or in any manner transferred, in whole or in part, to any third party.

3.6          Communications with the Government of Guinea. Tullow and Dana agree not have any communications with the Government of the Republic of Guinea regarding the matters contemplated by this Agreement or regarding the PSC or any extension thereof (“Government Communications”), until the earlier of: a) the announcement by SCS or its parent company of the granting of an extension to the term of the PSC; or b) the termination of the PSC. (“Communication Deadline”), provided however, Tullow and/or Dana shall be permitted to engage in Government Communications prior to the Communication Deadline with the consent of SCS, which consent shall not be unreasonably withheld.

ARTICLE IV

MISCELLANEOUS PROVISIONS

4.1          Construction of Agreement. The Parties each acknowledge that they have participated in the negotiation of this Agreement and no provision shall be construed against or interpreted to the disadvantage of any Party by any arbitral tribunal, court or other governmental or judicial authority by reason of such Party having or being deemed to have structured, dictated or drafted such provision.

4.2          No Reliance on Any Representations Outside This Agreement. The Parties at all times have had access to an attorney in the negotiation of the terms of and in the preparation and execution of this Agreement and have had the opportunity to review and analyze this Agreement for a sufficient period of time prior to execution and delivery. No representations or warranties have been made by or on behalf of the Parties, or relied upon by them, pertaining to the subject matter of this Agreement, other than those specifically set forth in this Agreement. All prior statements, representations and warranties, if any, are totally superseded and merged into this Agreement, which represent the final and sole agreement between the Parties with respect to the subject matters set forth herein. All of the terms of this Agreement were negotiated at arm’s length, and this Agreement was prepared and executed without fraud, duress, undue influence or coercion of any kind exerted by the Parties upon any of the others. The execution and delivery of this Agreement is the free and voluntary act of the Parties.

4.3          Headings; Exhibits. The headings of the articles, sections and subsections of this Agreement are for the convenience of reference only, are not to be considered a part of this Agreement and shall not be used to construe, limit or otherwise affect this Agreement.

4.4          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which will constitute the same agreement. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

4.5          Governing Law. This Agreement and the rights and duties of the Parties hereunder shall be governed for all purposes by the laws of the State of Texas.

4.6          Dispute Resolution. Any dispute, controversy, or claim arising out of, relating to, or in connection with this Agreement, including with respect to the formation, applicability, breach, termination, invalidity or enforceability thereof, shall be finally settled by arbitration before the International Centre for Dispute Resolution based on the International Arbitration Rules of the International Centre for Dispute Resolution (the “Rules”). The Claimant shall nominate an arbitrator in its request for arbitration. The Respondent shall nominate an arbitrator within 30 days of the receipt of the request for arbitration. The two arbitrators shall nominate a third arbitrator within 30 days after the nomination of the second arbitrator. The third arbitrator shall act as chair of the tribunal. If any of the three arbitrators is not nominated within the time prescribed above, the International Centre for Dispute Resolution shall, at the written request of any party, complete the appointments that have not been made. The arbitration shall be conducted in accordance with the Rules in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the Parties. The seat of the arbitration shall be Houston, Texas, U.S.A. The arbitration shall be conducted in English. The arbitration award shall be final and binding on the Parties. The Parties undertake to carry out any award without delay and waive their right to any form of recourse based on grounds other than those contained in the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards of 1958 insofar as such waiver can validly be made. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets.

4.7          Execution. In order to expedite the action contemplated herein, telecopied, email, or other signatures sent by electronic means may be used in place of original signatures on this Agreement. The Parties each intend to be bound by the signatures on the telecopied, emailed, or otherwise electronically delivered document, are aware that the other Party will rely on the telecopied signatures, and hereby waive any defenses to the enforcement of the terms of this Agreement and Section 4.6 based on the form of signature. To the extent any Party transmits its signatures by facsimile transmission, the original signature shall promptly thereafter be delivered to the other Parties.

4.8          Confidentiality. The Parties agree that the negotiations of this Agreement, all the terms of this Agreement, and this Agreement itself are confidential. No Party may disclose the substance or contents of this Agreement to any third party except: (1) to the extent necessary to comply with the applicable laws, rules or regulations of any government, legal proceedings, regulatory or stock exchange having jurisdiction over such Party or its Affiliates; (2) for tax related purposes; (3) to enforce rights under this Agreement; or (4) if mutually agreed by Tullow, Dana and SCS in advance and in writing, consent not to be unreasonably withheld. If any third party seeks or attempts to obtain any information related to this Agreement, the Parties will notify each other, in writing, before any response, hearing, trial, or other formal action is taken.

4.9          No Admission. It is understood and agreed that no Party to this Agreement admits any liability to any other Party, but to the contrary, expressly denies the same. This Agreement is entered to resolve, settle and compromise the matters in dispute between the Parties and avoid the cost, expense and effort of protracted and disputed Arbitration and/or Lawsuit.

4.10        Entire Agreement. This Agreement, including any exhibit, embodies the entire agreement between the Parties, supersedes all prior agreements and understandings, if any, relating to the subject matter hereof, and may be amended only by an instrument in writing executed jointly by the Parties.

4.11        No Oral Modifications. This Agreement may not be modified in any manner, nor may any rights provided for herein be waived, except by an instrument in writing signed by the Party to be charged in such modification or waiver. The Parties further agree that there are no oral agreements among them that vary the terms of this Agreement.

4.12        Further Assurances. The Parties agree to cooperate in talking any and all steps necessary to give full force and effect to this Agreement, and to execute any and all additional documents necessary to effectuate the terms and conditions of this Agreement.

4.13        Savings Provision. If any term, condition or covenant contained in this Agreement is for any reason found null, void or otherwise unenforceable, that portion of the Agreement shall be treated as severed and the remainder of the Agreement will remain in full force and effect as if the severed portion were never contained herein. However, this paragraph does not apply to any material term, condition or covenant that forms all or part of the consideration supporting this Agreement.

4.14        Conflicting Provisions. In the event of any conflict between any provision of this Agreement and any Exhibit hereto, the body of this Agreement shall control.

4.15        Payment of Costs and Expenses. Except as expressly set forth in this Agreement, each Party shall bear and pay the respective fees, costs and expenses incurred by it in connection with the Arbitration and the Lawsuit, and/or any other agreements or understandings between/or among the Parties including this Agreement

[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE TO SETTLEMENT AGREEMENT]

SCS Corporation Ltd.

/s/ Ray Leonard
By: Ray Leonard
Its: Director

STATE OF England	§
§
COUNTY OF London	§

Before me, the undersigned authority, on this day personally appeared RAY LEONARD, who acknowledged to me that he executed the foregoing Agreement in the capacity stated and for the purposes and consideration stated therein.

ACKNOWLEDGED, SUBSCRIBED, AND SWORN TO before me, the undersigned notary public, on this 15 day of August, 2016, to certify which witness my hand and official seal.

J. A. Fisher
Notary Public, State of England

My Commission Expires:

[ILLEGIBLE]

John Albert Fisher
[Notary’s Typed or Printed Name]

[SIGNATURE PAGE TO SETTLEMENT AGREEMENT]

Tullow Guinea Ltd.

/s/ Kevin. M. Massie
By: Kevin. M. Massie
Its: Director

Before me, the undersigned authority, on this day personally appeared KEVIN MICHAEL MASSIE, who acknowledged to me that he executed the foregoing Agreement in the capacity stated and for the purposes and consideration stated therein.

ACKNOWLEDGED, SUBSCRIBED, AND SWORN TO before me, the undersigned notary public, on this 15 day of August , 2016 to certify which witness my hand and official seal.

J. A. Fisher
Notary Public in and for London

My Commission Expires:

[ILLEGIBLE]

John Albert Fisher
[Notary’s Typed or Printed Name]

[SIGNATURE PAGE TO SETTLEMENT AGREEMENT]

Dana Petroleum (E&P) Limited

/s/ David Crawford
By: David Crawford
Director

Witnessed by: STEWART CUNNINGHAM, Solicitor and Notary Public at Aberdeen on 15th August 2016

[ILLEGIBLE]
Signature

Notary stamp:

[EXHIBIT “A” to SETTLEMENT AGREEMENT]

NOTICE OF WITHDRAWAL

WHEREAS SCS Corporation Ltd. (“SCS”), Tullow Guinea Ltd (“Tullow”), Dana Petroleum (E&P) Limited (“Dana”) (SCS, Tullow and Dana are collectively referred to as the “Parties”) are parties to a joint operating agreement dated 28 January 2010, as amended from time to time (the “JOA”);

WHEREAS certain disputes have arisen among the Parties which are described in detail in the settlement and release agreement among the Parties dated 15 August 2016 (the “Settlement Agreement”);

WHEREAS on 15 July 2016 the Parties held a meeting of the Operating Committee where a proposal to apply for an extension to the current exploration period of the PSC (the “Proposed Extension”) was considered and was not approved by the requisite majority vote;

WHEREAS SCS advised of its intention to proceed with an application for the Proposed Extension pursuant to Article 11.2(B) of the JOA;

WHEREAS resulting from SCS’ application for the Proposed Extension, Tullow and Dana (collectively the “Withdrawing Parties”) are entitled to withdraw from the JOA and the PSC; and

WHEREAS the Parties have agreed, in accordance with the terms of the Settlement Agreement that the Withdrawing Parties shall withdraw from the JOA with immediate effect,

NOW THEREFORE, in consideration of the mutual promises, releases and agreements contained in this Notice and the Settlement Agreement, the receipt and sufficiency of which are expressly acknowledged by the Parties’ signatures affixed below, the Parties agree as follows:

1.              Capitalised terms used but not otherwise defined in this Notice shall have the meaning given to such terms in the JOA or the Settlement Agreement as applicable.

2.              The Withdrawing Parties hereby withdraw from the JOA and the PSC with immediate effect and accordingly relinquish, release, abandon and transfer to SCS all right, title, claim and interest in and to the JOA, the PSC and all Joint Property including the Long Lead Items as further described in a Storage Agreement entered into between Tullow and SCS on 15 August 2016.

3.              SCS hereby releases each of Tullow and Dana from any obligations, costs, expenses and liabilities howsoever arising in connection with the JOA, the PSC and/or any Joint Property from and after the date of this Notice.

4.              Upon execution of this Notice by the Parties, the Participating Interests of the Parties as at the date of this Notice shall be:

a.              Hyperdynamics – 100%

b.              Tullow – 0%

c.               Dana – 0%

and, from and after the execution of this Notice the JOA shall terminate with respect to Tullow and Dana.

10.       This Notice shall be construed and interpreted in accordance with the laws of the State of Texas, USA and any disputes among the Parties howsoever arising under this Notice shall be adjudicated in accordance with Article 4.6 of the Settlement Agreement as in effect on the date of this Notice.

Agreed and Accepted:

SCS Corporation Ltd.

/s/ Ray Leonard
By: Ray Leonard
Position: Director

Tullow Guinea Ltd.

/s/ Kevin M. Massie
By: Kevin M. Massie
Position: Director

Dana Petroleum (E&P) Limited

/s/ David Crawford
By: David Crawford
Position: CFO

[EXHIBIT “B” to SETTLEMENT AGREEMENT]

STORAGE AGREEMENT

This Storage Agreement is made as of the 15th day of August, 2016 (the “Effective Date”), regardless of when it is executed, by and between SCS Corporation Ltd. (“SCS”) and Tullow Guinea Ltd. (“Tullow”).

1.                                      Tullow shall provide storage-only services for the items listed on Appendix A (the “Long Lead Items”) up to the date of the expiration of the existing customs deed, to wit: 5 May 2017 (the “Storage Period”).

2.                                      Tullow makes no representations regarding the condition of the Long Lead Items and SCS accepts the Long Lead Items on an “as is/where is” basis.

3.                                      Tullow shall not be responsible for any loss of the Long Lead Items and/or any deterioration of the condition of the Long Lead Items during the Storage Period, such responsibility shall be solely SCS’s.

4.                                      During the Storage Period, Tullow shall provide SCS and its contracted service providers, agents and advisors with access (including equipment and materials access where reasonably required) to the storage facility (open storage yards and warehouses) used for the provision of the storage services contemplated herein, upon request (with reasonable notice) by SCS.

5.                                      Upon request by SCS, Tullow shall furnish all existing customs documentation in Ghana relating to the Long Lead Items and shall provide reasonable assistance to SCS in arranging customs clearance for the removal of goods from Ghana.

6.                                      Tullow shall provide all mill certifications and third party inspection reports relating to the Long Lead Items that are in Tullow’s possession as at the Effective Date and which may be obtained during the Storage Period.

7.                                      On or before 5 May 2017, SCS shall remove the Long Lead Items from storage and shall bear any and all costs associated with the removal of the Long Lead Items from the storage facilities.

8.                                      Should SCS fail to remove the Long Lead Items on or before 5 May 2017, Tullow is authorized to dispose of the Long Lead Items and has the complete discretion to determine how and in what manner the disposal of the Long Lead Items is conducted.

9.                                      In the event Tullow disposes of the Long Lead Items due to SCS’s failure to remove the Long Lead Items, Tullow shall be entitled to deduct the cost of disposal from the proceeds, if any, of the disposal, and, after the deduction of these costs, Tullow shall pay to SCS any remaining proceeds.

Agreed and Accepted:

SCS Corporation Ltd.

/s/ Ray Leonard
By: Ray Leonard
Its: Director

Tullow Guinea Ltd.

/s/ Kevin M. Massie
By: Kevin M. Massie
Its: Director